
                              Report of Independent Registered Public Accounting Firm

To the Trustees of the American Century Municipal Trust and Shareholders of the
Tax-Free Money Market Fund,  Tax-Free Bond Fund,  Long-Term  Tax-Free Fund,  Arizona  Municipal Bond Fund,  Florida
Municipal Bond Fund and High-Yield Municipal Fund:


In planning and performing our audit of the financial statements of Tax-Free Money Market Fund, Tax-Free Bond
Fund, Long-Term Tax-Free Fund, Arizona Municipal Bond Fund, Florida Municipal Bond Fund and High-Yield Municipal
Fund (which constitute the American Century Municipal Trust hereafter referred to as the "Funds") as of and for the year ended May 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2006.

This report is intended solely for the information and use of management and the Tax-Free Money Market Fund,
Tax-Free Bond Fund, Long-Term Tax-Free Fund, Arizona Municipal Bond Fund, Florida Municipal Bond Fund and
High-Yield Municipal Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

July 18, 2006